Exhibit 10.3

ALCOA INC.

STOCK AWARD CERTIFICATE

Alcoa Inc. (the “Company”) has on [DATE] granted to

[NAME]	[EMPLOYEE ID NUMBER]
(Name)	(Employee ID)

(“Participant”), a stock award of [NUMBER] units, based upon the following terms:

1.	This stock award is granted under the provisions of the 2004 Alcoa Stock Incentive Plan, as last amended prior to the date above (the “Plan”), and is subject to the provisions of the Plan and the applicable Terms and Conditions for the grant (the “Governing Documents”).

2.	This stock award grant vests on [DATE] if the Participant is still an active employee of the Company or any of its controlled subsidiaries or affiliates, subject to the further provisions set forth in the Governing Documents.

3.	Company common stock is issued when the award vests.

Issued in Pittsburgh, Pennsylvania on the date set forth above.

ALCOA INC.

TERMS AND CONDITIONS FOR STOCK AWARDS

Effective January 1, 2006

These terms and conditions are authorized by the Compensation and Benefits Committee of the Board of Directors. They are deemed to be incorporated into and form a part of every Stock Award issued under the 2004 Alcoa Stock Incentive Plan, as last amended prior to the grant (the “Plan”) on or after January 1, 2006, unless the Award certificate provides otherwise.

Terms that are defined in the Plan have the same meanings in these terms and conditions, except that Alcoa or Company means Alcoa Inc. or any of its controlled subsidiaries or affiliates.

General Terms and Conditions

1.	Stock Awards are subject to the provisions of the Plan, the provisions of these terms and conditions and the provisions of the Award certificate. A Stock Award is an undertaking by the Company to issue the number of shares of Alcoa common stock (“Stock”) indicated in the Award certificate on the date the Award vests, except to the extent otherwise provided herein.

Vesting and Payment

2.	A Stock Award vests on the third anniversary date of the date of grant, unless the Committee establishes another date for vesting with respect to all or a portion of the shares subject to the Award at the time of the grant of the Award.

3.	As a condition to a Stock Award vesting, a Participant must remain an Alcoa employee actively at work through the date of vesting. Except to the extent otherwise provided herein, if the Participant’s employment with Alcoa terminates prior to the vesting date of the Stock Award, the Award is forfeited and is automatically canceled.

4.

Awards will be paid by the issuance to the Participant of shares of Stock equal in number to the number of shares covered by the Award, as set forth on the face of the Stock Award certificate. Prior to issuance of the Stock, the Participant has no voting rights or rights to receive dividends with respect to shares covered by the Stock Award. However, prior to issuance of the Stock, the Committee may authorize the payment of cash dividend equivalents. Such amounts, if authorized, will be equal to the common stock dividend per share payable on Alcoa common stock multiplied by the number of shares covered by the Award. Dividend equivalents will be paid as part of a Participant’s salary at approximately the time of payment of regular Alcoa common stock dividends.

5.	A. The three year cliff vesting schedule continues to apply to a Stock Award in the following situations:

(i)	A Stock Award held by a Participant who, anytime after 6 months from the Award’s grant date, retires under a Company, subsidiary or government retirement plan in which the Participant is eligible for immediate payment of a retirement benefit, is not forfeited but vests on the original stated vesting date set forth on the face of the Award certificate.

(ii)	A Stock Award held by a Participant who dies while an employee is not forfeited but vests on the original stated vesting date set forth on the face of the Award certificate.

(iii)	As determined at the Company CEO’s discretion, if an unvested Stock Award is held by a Participant identified by the Company to be terminated from employment with the Company or a subsidiary as a result of the divestiture of a business or portion of a business of the Company or a subsidiary and the Participant either becomes an employee of (or is leased or seconded to) the entity acquiring the business on the date of closing, or the Participant is not offered a job by the entity acquiring the business and is terminated by the Company or a subsidiary within 90 days of the closing of the sale, then the three-year cliff vesting schedule continues to apply. For purposes of this paragraph, employment by “the entity acquiring the business” includes employment by a subsidiary or affiliate of the entity acquiring the business; and “divestiture of a business” means the sale of assets or stock resulting in the sale of a going concern. “Divestiture of a business” does not include a plant shut down or other termination of a business.

B. A Stock Award vests immediately upon certain Change in Control events described in the Plan. The Award is payable and shares of Stock become issuable immediately upon the occurrence of such Change in Control events.

6.	All taxes required to be withheld under applicable tax laws in connection with a Participant’s receipt of Stock issued in connection with the Stock Award must be paid by the Participant at the time the Award vests and shares of Stock with respect to the Award become issuable.

7.	A Participant’s obligation to pay required United States federal, state or local withholding taxes in connection with his or her receipt of Stock will be satisfied by Alcoa’s withholding from the shares of Stock to be issued upon payment of the Stock Award that number of shares whose fair market value on the vesting date equals the withholding amount to be paid. Withholding taxes include applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes.

8.	The amount of taxes to be paid by a Participant using shares of Stock retained from the shares then issuable in connection with the Stock Award will be determined by applying the minimum rates required by applicable tax regulations.

9.	“Fair market value” per share of Stock on any given date is the mean of the high and low trading prices per share of Stock on that date as reported on the New York Stock Exchange or other stock exchange on which the Stock then principally trades. If the New York Stock Exchange or such other exchange is not open for business on the date fair market value is being determined, the mean of the high and low trading prices as reported for the next preceding day on which that exchange was open for business will be used.

Beneficiaries

10.	Participants will be entitled to designate one or more beneficiaries to receive all Stock Awards that have not yet vested at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form are available from the Plan administrator.

11.	Beneficiary designations on an approved form will be effective at the time received by the Plan administrator. A Participant may revoke a beneficiary designation at any time by written notice to the Plan administrator or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.

12.	A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

13.	On the beneficiary designation form, it is recommended that the Participant’s signature be witnessed by two persons. However, no person named as a beneficiary on the form should sign as a witness. If the Participant is married at the time the beneficiary designation form is filed, then unless the Participant’s spouse is the sole beneficiary named on the form, it is recommended that the spouse also sign. The spouse’s signature should be notarized.

14.	The failure of any Participant to obtain any recommended signature on the form will not invalidate the beneficiary designation or prohibit Alcoa from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Stock Award prior to the death of the Participant who designated such beneficiary.

15.	Unless the Participant indicates on the form that a named beneficiary is to receive Stock Awards only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Stock Award upon vesting. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Stock Awards.

16.	Should a beneficiary die after the Participant but before the Stock Award is paid, such beneficiary’s rights and interest in the Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Stock Award, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”

17.	Stock Awards are not transferable except as otherwise provided herein to a beneficiary.

2004 ASIP STOCK AWARD TERMS AND CONDITIONS (JANUARY 2006)

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